Contact:

Carole Casto

Executive Director - Corporate Communications

(317) 610-2480

carole.casto@cummins.com

For Immediate Release

February 20, 2013

Cummins revises previously announced 2012 pre-tax earnings results by $20 million

--- Reduces fourth quarter and full year earnings per diluted share by 7 cents --

COLUMBUS, IN – Cummins Inc. (NYSE: CMI) announced today that it has revised its previously announced fourth quarter and full year 2012 operating results to reflect information learned in February related to certain legal matters. The revisions were made to reflect a post-period increase to the Company’s contingent legal reserves for a recent adverse court ruling in a commercial contract dispute.

As a result of the new information, Earnings Before Interest and Taxes (EBIT) for the fourth quarter and the full year decreased by $20 million, while net income attributable to Cummins was reduced by $12 million, or $0.07 per diluted share.  This matter does not alter operating segment results as previously reported.

The Company’s revised fourth quarter EBIT was $532 million excluding $52 million of restructuring costs.  Net income attributable to Cummins was $369 million, or $1.95 cents per diluted share, including $0.19 per diluted share of restructuring costs and one-time tax benefits of $0.21 per diluted share.

For the full year, the Company’s revised EBIT, excluding special items, was $ 2.35 billion or 13.6% of sales compared to $2.6 billion or 14.2% of sales in 2011.

 Net income for the full year 2012 was $1.65 billion ($8.67 per diluted share) down from $1.85 billion ($9.55 per diluted share) in 2011.  Excluding the costs of restructuring ($0.18 per diluted share), and the gain on the sale of the exhaust business ($0.02 per diluted share), the Company reported Net Income for 2012 of $1.68 billion ($8.83 per diluted share).

About Cummins

Cummins Inc., a global power leader, is a corporation of complementary business units that design, manufacture, distribute and service diesel and natural gas engines and related technologies, including fuel systems, controls, air handling, filtration, emission solutions and electrical power generation systems. Headquartered in Columbus, Indiana, (USA) Cummins currently employs approximately 46,000 people worldwide and serves customers in approximately 190 countries and territories through a network of approximately 600 company-owned and independent distributor locations and approximately 6,500 dealer locations. Cummins earned $1.65 billion on sales of $17.3 billion in 2012. Press releases can be found on the Web at www.cummins.com. Follow Cummins on Twitter at @Cummins and on YouTube at CumminsInc.

Forward-looking disclosure statement

Information provided in this release that is not purely historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our forecasts, guidance, preliminary results, expectations, hopes, beliefs and intentions on strategies regarding the future.  These forward looking statements include, without limitation, statements relating to our plans and expectations for our revenues for the full year of 2013.  Our actual future results could differ materially from those projected in such forward-looking statements because of a number of factors, including, but not limited to: the adoption and implementation of global emission standards; the price and availability of energy; the pace of infrastructure development; increasing global competition among our customers; general economic, business and financing conditions; governmental action; changes in our customers’ business strategies; competitor pricing activity; expense volatility; labor relations; and other risks detailed from time to time in our Securities and Exchange Commission filings, including particularly in the Risk Factors section of our 2011 Annual Report on Form 10-K.  Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.  The forward-looking statements made herein are made only as of the date of this press release and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.  More detailed information about factors that may affect our performance may be found in our filings with the Securities and Exchange Commission, which are available at http://www.sec.gov or at http://www.cummins.com in the Investor Relations section of our website.

Presentation of Non-GAAP Financial Information
EBIT is a non-GAAP measure used in this release, and is defined and reconciled to what management believes to be the most comparable GAAP measure in a schedule attached to this release. Cummins presents this information as it believes it is useful to understanding the Company's operating performance, and because EBIT is a measure used internally to assess the performance of the operating units.